Exhibit 10.05

EMPLOYMENT CONTRACT

between

AVAST Software s.r.o.

and

Ondřej Vlček

Exhibit 10.05
THIS EMPLOYMENT CONTRACT (hereinafter the "Contract") was concluded on 12 September 2022 (the “Effective Date”) between:

AVAST Software s.r.o.
a limited liability company incorporated and existing under the laws of the Czech Republic, with its registered office at Pikrtova 1737/la, 140 00, Czech Republic, Company ID No: 02176475, Tax Id. CZ02176475, registered in the Commercial Register of the Municipal Court in Prague, Section C, file 216540, acting through Rebecca Grattan, Chief Human Resources Officer (hereinafter the "Company")

and

Ondřej Vlček

Born on 14 July, 1977, residing at Resslova 1775 / 1 12000 Praha 2, the Czech
Republic (hereinafter the "Executive")

in compliance with the relevant provisions of Act No. 262/2006 Coll., Labour Code, as amended (hereinafter the "Labour Code"), and in compliance with the other applicable statutory regulations:

Article I
Introductory provisions

1.1For the purposes of this Contract, the following words shall have the following meanings:
"Group" means the Company, any subsidiary of the Company, its Parent Company or any other company which is a direct or indirect holding company of the Company, and any subsidiary of the Parent Company or any such holding company, and "Group Company" shall be construed accordingly.
"Parent Company" means NortonLifeLock Inc. with an address of 60 East Rico Salado Parkway, Ste. 1000, Tempe, AZ 85281, United States of America.
"Relevant Period" means the period of 12 months ending on the date of Termination or, if the Executive spends a period on Garden leave immediately before the Termination, such earlier date on which Garden Leave commences.
"Restricted Business" means the business which the Company or any Group Company operates and with which the Executive was materially concerned during the Relevant Period.

"Restricted Period" means the period 12 months following Termination under any circumstances immediately prior to Termination less any Garden Leave period.

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"Termination" means the date of termination of the employment of the Executive (howsoever arising).
1.2The Executive will work for the Company as President of Technology & Product of the NortonLifeLock Group which consists of the Company, its parent companies, and their direct and indirect subsidiaries (the "NortonLifeLock Group").
1.3The Executive undertakes to perform his duties with due care (s péčí řádného hospodáře) and loyalty, and to use his professional skills and experience in performing his duties.
1.4The Executive shall devote all of his working time and best efforts to the business and affairs of the Company and of the Group and to the diligent and faithful performance of the duties and responsibilities duly assigned to him. Notwithstanding the foregoing, the Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Company, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this Article, provided that such activities are not competitive with the business of the Company or any Group Company. The Executive shall perform any such service described in this article in a manner that does not conflict with the discharge of the Executive's duties to the Company.
1.5The Executive shall at all times during his employment comply with Policies, Bylaws, the articles of association and/or other constitutional documents of the Company and the Parent Company, as well as the Company's rules, regulations, policies and procedures from time to time.
1.6Prague shall be the regular place of employment for the purposes of travel allowances. The Company may send the Executive on domestic and foreign business trips.
1.7This Contract shall come into effect on the date of the last signature below.
1.8The employment relationship is concluded for an indefinite term. The Executive's weekly working hours are equal to 40 hours divided evenly into the individual days of the week. The Executive hereby agrees to overtime work performance exceeding 150 hours a year.
1.9The Executive’s Contract on the Performance of Office of the Executive between the Executive and the Company, effective as of 1 May 2018, as amended (“Performance Office Contract”), is hereby terminated as a result of the acquisition of Avast plc, the former parent company of the company, by NortonLifeLock Inc. on 12 September 2022. Executive hereby confirms that by accepting the terms of this agreement no payments are owed to Executive under Clauses 9.3, 9.4, 9.5, and 9.6 of the Performance of Office Contract.

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Article II
Remuneration, Target Bonus and Other Compensation

2.1The Executive is entitled to a monthly base remuneration for his employment, which is set down in the Annex No. 1 to this Contract ("Base Remuneration").

2.2The Executive and the Company have agreed the amount of the Base Remuneration with regards to potential overtime work in the maximum extent allowed by the law per calendar year (Section 114 of the Labour Code).

2.3The Base Remuneration shall be paid monthly, one month in arrears, by a bank transfer to the Executive's bank account whose details the Executive communicates to the Company in writing.

2.4From the Effective Date, the Executive will be eligible to participate in an incentive program in accordance with the terms and conditions set down in the Annex No. 1.

Article III Intellectual property rights

4.1By signing this Contract, the Executive provides the Company with the explicit, time- and territory-unrestricted authorization for any work created within the relationship established herewith, including those bearing the characteristics of works in accordance with Act No. 12112000 Coll., Copyright Act, as amended (hereinafter the "Copyright Act"), (hereinafter the "Works"), primarily, to use and proliferate the Works, including partial performances, as well as parts of such Works in compliance with relevant regulations. In connection with this authorization, the Executive acknowledges that all Works created during the performance of his duties stipulated herein shall be "Executive's works" according to Section 58 of the Copyright Act. All Works, documents, or any charts and drawings (or their incomplete or unfinished parts) of all kinds that the Executive creates within the relationship with the Company, wherever in the world he creates them, shall become the Company's property on the day the Executive creates them.

4.2The Company shall be authorized to use and disseminate the Works in the manner to fully correspond to the Company's business strategy. The Executive hereby gives his explicit consent to the assignment of all Company's rights to the Works to a third person of the Company's own choice. The Company shall be authorized to modify the Works created by the Executive according to its needs; any such possible modifications or changes shall not be subject to any additional approval from the Executive or any other persons.

4.3By signing this Contract, the Executive agrees with the Company publishing the Works, modifying, processing, including translating them, merging them with another work to create a summary work, as well as presenting the Works to the public under the Company's name, and to the Company's handling the Works in any other manner. By signing this Contract, the Executive provides the Company

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with the consent to complete his unfinished Works in case that his relationship to the Company terminates earlier than he could complete the Work, as well as in case that there shall be reasonable concern that the Executive could not complete the Works properly and timely in accordance with the Company's needs. The Executive shall be obliged to report to the Company that any Works have been or could be created. The reward to the Executive for creating and using any Works has already been included in the stipulated Base Remuneration; therefore, the Executive shall not be entitled to any additional reward for creating or using his Works by the Company even if the Base Remuneration paid to the Executive is in obvious discrepancy in relation to the profit ensuing from the execution of rights to the Works, and the importance of such Works for gaining such a profit. The rights and obligations according to this Article shall remain unaffected by the termination of the Executive's relationship with the Company.

4.4The Executive and the Company acknowledge that all the inventions created by the Executive to fulfill a task within the scope of his employment shall belong to the Company under conditions stipulated in Section 9 et seq. of Act No. 527/1990 Coll., on inventions and innovations, as amended. This shall similarly apply to industrial designs in terms of Section 13 et seq. of Act No. 207/2000 Coll., on protection of industrial designs, as amended.
4.5Notwithstanding the above, the Executive shall take all steps necessary to achieve a result as similar to the one set out in this Article 4 as possible in any jurisdiction other than the Czech Republic if and to the extent the Company or any Group Company requires him to do so.

Article IV
Confidentiality

5.1Confidential information means intellectual property, any and all information and physical material not generally known or available outside the Company or the Group and intellectual property, information and physical material entrusted to the Company or any Group Company in confidence by any other party (hereinafter the "Confidential Information"). Confidential Information includes, without limitation, in respect of each Group Company: (i) intellectual property; (ii) technical data, trade secrets, know-how, research, product/service ideas or plans, software codes (both object and source code) and designs, developments, inventions, notebooks, processes, formulas, techniques, mask works, engineering designs and drawings, hardware configuration information; (iii) lists of, or information relating to: employees and consultants of the Group (including, but not limited to, the names, contact information, job functions, job titles, compensation and expertise of such employees and consultants), suppliers and customers of the Group; and(iv) price lists, pricing methodologies, cost data, market share data, marketing plans, trademarks, domain names, marketing ideas, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to the Executive by the Company or any Group Company either directly or indirectly, whether in writing, electronically, orally or by observation, and (v) any other information to which the Company or any Group Company attaches an equivalent level of confidentiality.

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5.2The Executive is obliged to hold in strictest confidence, and not to use, except for the benefit of the Company (or any Group Company) to the extent necessary to perform his obligations in accordance with this Contract, and not to disclose to any person, firm, corporation or other entity, without written authorization from the Company in each instance, any Confidential Information that the Executive obtains, accesses or creates during the term of his employment, whether or not during working hours, until such Confidential Information becomes publicly and widely known and made generally available other than through a wrongful act of the Executive or of others who were under confidentiality obligations as to the matter(s) involved. The Executive is obliged not to make copies of such Confidential Information except as authorized by the Company.
5.3The Executive acknowledges that a violation of the nondisclosure obligation pertaining to Confidential Information may represent a serious violation of his duties hereunder and could be a reason for termination of his employment.
5.4The Executive undertakes to maintain the nondisclosure obligation in connection to Confidential Information, during his employment and following its termination (howsoever arising).

Article V
Other provisions concerning employment by the Executive

6.1The Executive is obliged to perform his duties in compliance with the generally binding statutory regulations and the Company's internal regulations, including its Code of Conduct, in person, diligently and with professional care to the best of his ability and knowledge. The Executive will be expected to review and understand, and is required to comply with, the Parent Company’s Code of Conduct and other corporate policies and guidelines. A copy of the Code can be found on the Ethics & Governance    section    of    our    public    website (https://www.nortonlifelock.com/us/en/legal/code-conduct/). Within the first few weeks of the Effective Date, the Executive will receive an email assigning the Executive various ethics and compliance related online training courses. Completion of the assigned courses is required for all employees.

6.2The Executive undertakes that he will not take any steps on his part that could harm the interests of the Company or any Group Company, and that he will take care to protect the Company's and the Group's good reputation and justified interests.

6.3The Executive undertakes that throughout his employment:

(a)he will refrain from conduct that is competitive with the business of the Company or any Group Company, could lead to a conflict between his personal interests and those of the Company or any Group Company, and/or otherwise interfere with the discharge of the Executive's duties under this Contract,

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(b)subject to Articles 6.3(a) and 6.3(c), he will inform the Company in writing immediately:
(i)of his participation in the managing or controlling bodies of legal entities that conduct business activities, unless he is appointed to such a body by the Company;
(ii)of his execution of gainful employment, occupation or consulting activity; apart from scientific, pedagogic, journalistic, literary, expert or artistic activities;

(iii)of his participation in the business of a different legal entity as a partner;

(c)he will not perform any other gainful employment, occupation or consulting activity, except for scientific, pedagogic, journalistic, literary, expert or artistic activities, other than with prior written consent from the Company.

6.4The Executive acknowledges that a violation of the obligations set out in Article 6.3 above may represent a serious violation of his duties hereunder and could be a reason for termination of employment.
6.5During the term of his employment and for the Restricted Period, the Executive agrees and acknowledges that the Executive will not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage or take away any employee of the Company or any Group Company ("Employee") or cause an Employee to leave his or her employment or engagement either with the Company or with any Group Company (whether or not such person would breach their contract of employment or engagement by reason of leaving the service of the business in which they work). It shall not be considered a violation of this Article for the Executive to merely be a director of, or employed by, an entity that hires or recruits an Employee, if the Executive has not participated in such hiring, recruiting or other activity that is otherwise prohibited under this Article 6.5.

6.6During the term of his employment and for the Restricted Period, the Executive agrees and acknowledges that the Executive will not, directly or indirectly:

(a)solicit or attempt to solicit or otherwise entice away, on behalf of any person involved in a business of a competitive nature to the Company's or the Group's business, any person that is, or was within the Relevant Period, a client, customer, supplier or business relation of the Company or Group Company, or who the Company solicited to be a client, customer or supplier during the Relevant Period, and with whom the Executive was materially concerned or had personal dealings in the Relevant Period; or

(b)in competition with the business of the Company or the Group, interfere in any way with the relationship between the Company or any Group Company and any person that is, or was within the Relevant Period, a client, lender, investor, customer, supplier, or other business relation of the Company or any Group Company and with whom the Executive was materially concerned or had personal dealings in the Relevant Period (or assist any other person in engaging in any such activities).
For the purposes of this Article, business of a competitive nature to the Company's or Group's activities means the development, distribution, licensing and sale of software or provision of services in the fields of security and anti-virus; virtual private network; password manager; family safety; computer

Exhibit 10.05
performance enhancement; ad tech; data analytics; and browser, and other activities that would be directly or indirectly competitive with the Company's or the Group's activities.

6.7 During the term of his employment and for the Restricted Period, neither the Company nor the Executive shall directly or indirectly, take any action, or encourage others to take any action, to disparage or criticize the other party (including, where the other party is the Company, any Group Company or its or their employees, officers, directors, products, services, customers or owners). Nothing contained in this Article 6.7 shall preclude either party from enforcing his or its rights under this Contract or truthfully testifying in response to legal process or a governmental inquiry.

Article VI
Processing of personal information about the Executive

7.1The Executive undertakes to report to the executive of the relevant department of the Company, without undue delay, all information and changes in information concerning the Executive's personal relations and other facts that are required to execute the rights and obligations of the contracting parties in connection with his employment.

7.2The Company may process the Executive's personal data, and shall do so in accordance with, and for the purposes set out in: (i) such Group Privacy Notice as may be implemented from 'time to time; (ii) this Contract; and (iii) applicable law. Details of the sources from which the Executive's personal data may be collected, the categories of data affected, the recipients to whom those data may be disclosed, the Company's data protection compliance measures, the Executive's rights with respect to the processing of such personal data, and relevant contact details for data protection questions and concerns, are provided in that Notice.

7.3The Executive shall:

(a)abide by the provisions of all applicable laws regarding the processing of personal data;

(b)abide by the provisions of all Company policies and procedures regarding the processing of personal data, from the date on which such policies and procedures are provided to the Executive; and

(c)at all times maintain the security and confidentiality of all personal data processed in the course of the Executive's duties.

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7.4The Executive consents to the Company processing his personal information, which the Executive has provided to the Company in connection this Contract, or which he provides during his employment or which arises from carrying out his employment, for the purposes and to the extent set out above. The Executive also acknowledges that the Company can process his personal information, especially if required to protect the rights and justly protected interests of the Company or to fulfill the Company's legal obligations. The Executive has been informed of his rights in relation to the data protection rules, m particular his right to withdraw his consent as per this provision
7.5With his signature, the Executive confirms that the personal information that he provided to the Company before signing this Contract is accurate and complete.
7.6The Executives confirms that the Company has explained to him the rights he has in connection with the protection of his data.

Article VII
Non-competition obligation

8.1The Executive undertakes that he will not, for the Restricted Period, perform any gainful activities in connection with the development, distribution, sale and licensing of software or provision of services in the fields of security and anti-virus; virtual private network; password manager; family safety; computer performance enhancement; ad tech; data analytics; and browser, or engage directly or indirectly in any other activities, in competition with the Restricted Business. Executive and the Company agree that the limitations herein shall apply specifically to the following competitors: McAfee, Aura, BitDefender, Malwarebytes, Experian, Transunion, Equifax, Nord Security, F-Secure and Crosspoint Capital. The non- competition obligation does not apply to scientific, pedagogic, journalistic, literary, expert or artistic activities that the Executive was entitled to conduct his employment. The non-competition obligation under this Article applies to the territory of the Czech Republic, the UK, the US and territories of such other countries in which the Company or any Group Company undertakes its business and with which countries the Executive was concerned during the Relevant Period.

8.2The Company undertakes to provide the Executive with financial compensation for compliance with the non-competition obligation in accordance with Article 8.1 in the amount of 50% of the Executive’s average monthly income (calculated as the amount of his/her average gross monthly income achieved in the last calendar quarter prior to terminating his/her employment) multiplied by nine (the “Non- Compete Payment”). The Non-Compete Payment shall be payable in the form of continuing payments for a period of nine months starting on the Company’s first regular pay date following the date of Termination. Should the Executive breach his/her obligation specified in Article 8.1, the Executive shall be obliged to pay to the Company the contractual penalty in the amount equal to the financial compensation set out in Article 8.2 hereinabove from which the financial compensation for the period of the Executive’s compliance with his/her obligation specified in Article 8.1 hereinabove will be deducted. The Executive shall be obliged to pay the aforesaid amount to the Company within one month following the delivery of the Company’s request for payment.”

8.3For the period of duration of the Executive's employment, the Company may at its discretion (but it is not obliged to do so) in writing waive the non-competition obligation and in circumstances where it does so, it shall not be obliged to pay the Executive the Non Compete Payment.

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Article VII Termination

9.1The Executive's employment may be terminated:

(a)by the Company by giving not less than three months' prior written notice to the Executive;

(b)by resignation of the Executive giving the Company not less than three months' prior written notice; or

(c)as provided elsewhere in this Contract.
9.2Company may terminate the employment of the Executive at any time, with immediate effect, without notice or payment in lieu of notice, if the Executive:

(a)commits any act of gross misconduct or commits any material breach of his obligations under this Contract or repeats or continues (after written warning) any other serious breach of his obligations to the Company, the Parent Company or any Group Company (whether under this Contract or otherwise);

(b)commits an act of fraud, whether relating to the Company, any Group Company, any of its or their employees or otherwise;

(c)breaches any of the requirements, rules or regulations as amended from time to time of the UK Listing Authority, the London Stock Exchange plc, the FCA, MAR and any directly applicable regulation made under MAR or any regulatory authorities relevant to the Company, the Parent Company or any Group Company or any code of practice, policy or procedures manual issued by the Company or the Parent Company (as amended from time to time) relating to dealing in the securities of the Company, the Parent Company or any Group Company, including the Dealing Code;

(d)is convicted of, or pleads nolo contendere to a felony or an equivalent to either of the foregoing in any jurisdiction;

(e)willfully and continually fails to substantially perform his duties and obligations, other than any such failure resulting from the Executive's incapacity due to physical or mental illness; or

(f)commits an act of misconduct that is materially injurious to the Company, any Group Company, its employees, officers or clients, whether monetarily or otherwise.

9.3If: (i) the Company serves notice to terminate pursuant to Article 9.1(a) and none of the circumstances set out in Article 9.2 above apply; or (ii) the Executive serves notice to terminate pursuant to Article 9.1(b), then the Company may, at its discretion, bring forward the date of Termination with immediate effect or with effect from any other date preceding the lapse of the notice period; in such case, the Company shall make the Executive a payment in lieu of the notice period (or, if applicable, remainder of the notice period) equal to the Base Remuneration (as at the date of Termination) which the Executive would have been entitled to receive during the notice period (or, if applicable, remainder of the notice period) referred to in Article 9.1 ("Payment in Lieu of Notice"). Such payment can be made by way of continuing-monthly payments for the duration of the notice period or by lump sum, at the discretion of the Company. Any payment under this

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Article 9.3 will be subject to income tax and social security contributions in the normal way.

9.4During any notice period the Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide the Executive with any tasks and may require him to perform different duties or part of his usual duties and may exclude him from any premises of any Group Company ("Garden Leave"). During such period of Garden Leave the Executive shall:

(a)remain engaged by the Company and be bound by the terms of this Contract and obligations imposed by law (including, but not limited to, his implied duties of good faith and fidelity);

(b)continue to receive the Base Remuneration and contractual benefits in the usual way;

(c)not, without the prior written consent of the Company, attend his place of work or any other premises of the Company or any Group Company;

(d)not, without the prior written consent of the Company, contact or deal with (or attempt to contact or deal with) (other than on a purely social basis) any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company or any Group Company;

(e)if required by the Company, resign from any offices he holds with the Company or any Group Company; and

(f)continue to be available for work for the Company and be contactable at all reasonable times.

9.5To the extent permitted by the local law of the Czech Republic, the Executive will be subject to Parent Company’s Corporation Executive Severance Plan and Executive Retention Plan (the “Plans”) . Any severance pay received under the Plans or any other Parent Company executive severance or change in control plan the Executive may participate in will be reduced by any salary compensation provided during the notice period the Executive is entitled to pursuant to Section 9.1, 9.3 and Section 9.4 and any statutory severance pay under Czech law. For avoidance of any doubt, any US-specific sections (for instance, section on “Insurance Benefits” of the Plan) are not applicable to the Executive.

9.6Upon the termination of the Executive's employment, the Executive will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all Confidential Information, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by the Executive during his employment or otherwise belonging to the Company or any Group Company.

9.7For the avoidance of doubt, any other agreements Executive has with the Company with respect to termination, severance pay, acceleration of equity, Payment in Lieu of Notice, Garden Leave, or other additional payments to be made in case of termination, including a constructive termination, are null and void and of no effect, including Article IX (Termination) of the Performance of Office Contract. Any terms and conditions under Schedule 2 of he Amended and Restated Co-operation Agreement, dated 15 July 2022, are not applicable to Executive.

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Article IX
Final provisions

10.1The rights and obligations of the contracting parties, which are not explicitly regulated by this Contract, are governed by the generally binding statutory regulations of the Czech Republic, notably the Labour Code, and Company's internal regulations.
10.2This Contract is executed in two counterparts, of which each contracting party receives one.

10.3Annex No. 1 (Remuneration, Benefits and Bonus) is an integral part of this Contract.

10.4The contracting parties declare that this Contract is an expression of their true and free will, free of errors, and that they have been acquainted with its contents and agree to them without objections, in testimony whereof they affix their signature.

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ANNEX N0. 1 REMUNERATION, STOCK AND BONUS

(a)Base Remuneration. As of 1 October, 2022, the Company agrees to increase the Executive’s Base Remuneration to 17,313,870 CZK gross per year for the work to be rendered by the Executive pursuant to this Agreement, which shall be paid monthly in accordance with the Company’s regular payroll practices.

(b)Incentive Program. As of 1 October, 2022, the Executive shall be eligible to participate in the Executive Annual Incentive Plan, an incentive program that rewards for the achievement of the Parent Company’s financial/strategic objectives as well as Executive’s individual performance. Under the current program, the Executive’s annual incentive target will be 100% of the Base Remuneration, prorated based on the effective date of Executive’s NortonLifeLock Executive Annual Incentive Plan participation. Depending on the Parent Company’s performance and Executive’s individual performance, the Executive’s actual incentive award may be higher or lower. To receive the award, the Executive must satisfy the requirements of the Executive Annual Incentive Plan, a copy of which is available upon request.

In Prague, on 5 October 2022

AVAST Software s.r.o.

/s/ Rebecca Grattan

Rebecca Grattan

In Prague, on 5 October 2022

/s/ Ondřej Vlček

Ondřej Vlček